Exhibit 10.4

STOCK OPTION EXERCISE NOTICE

LENDBUZZ INC.

Attention: President

Pursuant to the terms of the grant notice and stock option agreement between the undersigned and Lendbuzz Inc. (the “Company”) dated [________], 2019] (the “Agreement”) under the Lendbuzz Inc. 2019 Equity Incentive Plan, I, [Insert Name], hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of US$ [________] representing the purchase price for [Fill in number of Shares] Shares. I have chosen the following form(s) of payment:

[ ] 1. Cash

[ ] 2. Certified or bank check payable to Lendbuzz Inc.

[ ] 3. Other (as referenced in the Agreement and described in the Plan (please describe))

_____________________________________________________.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi) I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 14 and Section 15 of the Plan.

(vii) I understand and agree that the Shares shall be subject to all other restrictions as may be applicable to all of the Company’s shares of common stock.

(viii) I understand and agree that the Company has certain Right of Repurchase, with respect to the Shares pursuant to Section 15.2 of the Plan.

(ix) I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company in accordance to the applicable law and the Company’s governing documents (as amended from time to time).

Sincerely yours,

Name:
Address:

Date:

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